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                                                                    EX-99.23.j.i

                         CONSENT OF INDEPENDENT AUDITORS

      As independent public accountants, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment No. 55 to AmeriPrime Fund's Registration Statement on Form N-1A (file No. 33-96826), including the references to our firm under the heading "Accountants" in the Statement of Additional Information for the Westcott Large-Cap Value Fund.



McCurdy & Associates CPA's, Inc.

Cleveland, Ohio
August __, 2001


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